Exhibit 99.1

PowerSecure Enhances Focus on Data Center and Hospital Markets,

Introduces New PowerBlockTM Mission Critical Power Systems

Wake Forest, N.C. — January 23, 2012 — PowerSecure International, Inc. (Nasdaq: POWR) today announced it has expanded and enhanced its strategy to serve customers in the large and growing Data Center and Hospital markets with mission critical power systems. The Company’s sharpened focus includes the hiring of two industry executives to lead the Company’s sales and marketing efforts in each of the Data Center and Hospital categories. Additionally, the Company has introduced a new industry-leading version of its PowerBlockTM proprietary generator system that runs on a combination of natural gas and diesel fuel, is Tier 4 Interim emissions compliant, and improves redundancy. The Company’s decision to enhance its resources and introduce new technology for these markets comes on the heels of strong success with dozens of multi-million dollar installations of Interactive Distributed Generation® (IDG®) Systems for data center and hospital facilities over the last several years.

PowerSecure’s newest version of its PowerBlock proprietary generator system is fueled by a precision blend of natural gas and diesel fuel (“bi-fuel”) and has a powerful Tier 4 Interim engine — all in a factory-certified package. The engine’s bi-fuel capability is built directly into the technology, so there is no retrofit required to enable the use of natural gas. The new technology enables a blend of up to 70% natural gas to be utilized, and provides significant fuel cost savings, high power density, and advanced SCR technology to meet stringent, Tier 4 Interim EPA and CARB emissions regulations. PowerSecure’s PowerBlock system is engineered to maximize redundancy and dependability, and provide a highly efficient solution for mission critical Data Center and Hospital operations.

Sidney Hinton, CEO of PowerSecure, said, “We are excited about our enhanced focus and the new PowerBlock technology we are introducing to serve the needs of the Data Center and Hospital markets. Our new PowerBlock is designed with industry-leading bi-fuel capabilities to capitalize on the low cost of natural gas, in a factory certified Tier 4 Interim compliant package. The two executives we hired to lead our efforts are trusted industry pros — with long, successful track records of serving Data Center and Hospital customers — and we are excited with the focus and expertise they will bring to customers in these large and growing markets.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company’s

Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities which are available through its EnergyLite business unit. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business strategies and technologies discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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